Exhibit 99.1

Media contact:

Karla Olsen,

senior manager, media relations

Phone: 888.613.0003

FAX: 316.261.6769

karla_olsen@wr.com

Investor contact:

Bruce Burns,

director, investor relations

Phone: 785.575.8227

bruce_burns@wr.com

WESTAR ENERGY ANNOUNCES FIRST QUARTER 2004 RESULTS

TOPEKA, Kan., May 10, 2004 – Westar Energy, Inc. (NYSE:WR) today announced earnings of $15.4 million, or $0.21 per share, for the first quarter 2004, compared to earnings of $123.7 million, or $1.72 per share, for the first quarter 2003.

In the first quarter 2003, the company had earnings from discontinued operations of $103.8 million, due primarily to tax benefits related to the proposed disposition of monitored security businesses, compared to earnings from discontinued operations of $6.9 million in the first quarter of 2004.

First quarter “ongoing earnings,” a non-GAAP measure that excludes special items, were $12.5 million, or $0.17 per share, compared to $21.3 million, or $0.29 per share, for the same period in 2003. The decrease in ongoing earnings for the quarter was primarily the result of the elimination of $6.6 million of dividends from investments in ONEOK, which were sold during 2003, and unplanned outages or reduced operating capability at one of the company’s base-load generating stations. Due to the outages and resulting decrease in base-load generating capacity, fuel and purchased power expenses for replacement power increased and wholesale sales declined. The effects of the outages and the elimination of ONEOK investment earnings were partially offset by reduced interest expense due to the reduction in long-term debt.

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Westar Energy announces first quarter 2004 results, page 2

Westar Energy reported revenues of $340.3 million for the first quarter of 2004, compared to revenues of $345.4 million for the same period last year, a decrease of 1.5 percent. The decrease in revenues is due primarily to a $2.1 million accrual for rate rebates and lower wholesale sales due primarily to reduced availability of our base-load generating facilities. The rebates will be made to retail customers in 2005 and 2006 and were not accrued during the same period last year. Operating expenses increased by $14.9 million due to higher fuel and purchased power expenses and higher operating and maintenance expenses for planned and unplanned outages at our generating facilities. The outages required us to burn an increased amount of higher priced oil and acquire greater volumes of more expensive purchased power.

Outstanding debt has been reduced by approximately $1 billion since the end of the first quarter 2003. This decrease in outstanding debt lowered interest expense by $16.3 million when comparing the first quarter 2003 to the same period in 2004. This savings partially offset the decrease in revenues and higher operating expenses incurred during the comparable periods.

This release describes “ongoing earnings” in addition to earnings calculated in accordance with generally accepted accounting principles (GAAP). Ongoing earnings is a non-GAAP financial measure that differs from GAAP earnings because it excludes the effect of special items. Westar Energy provides ongoing earnings in addition to GAAP earnings because it believes this measure provides investors with a useful indicator of results comparable between periods because it excludes the effects of special items that may not recur or may occur on an irregular or unpredictable basis. Management uses ongoing earnings to provide a more

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Westar Energy announces first quarter 2004 results, page 3

meaningful view of Westar Energy’s fundamental earnings power. This measure is used internally with management and the Board of Directors to evaluate business performance. Investors should note that this non-GAAP measure involves judgments by management including whether an item is classified as a special item. Ongoing earnings should not be considered an alternative to, or more meaningful than, GAAP earnings. Westar Energy’s ongoing earnings may not be comparable to a similarly titled measure of another company.

Conference Call

Westar Energy’s earnings conference call with the investment community will be May 10 at 1:30 p.m. Eastern Daylight Time. Jim Haines, president and chief executive officer, and Mark Ruelle, executive vice president and chief financial officer, will host the call. Investors, media and the public may listen to the conference call by dialing 877-278-9269, code WESTAR. Listeners may access a live webcast of the conference call via the company’s website, www.wr.com. A replay of the call will be available on the website. Members of the news media may direct follow-up questions to Karla Olsen.

Westar Energy, Inc. is Kansas’ largest electric energy provider, serving more than 647,000 customers. Westar Energy employs about 2,000 people. The company has total assets of approximately $5.3 billion. Westar Energy has nearly 6,000 megawatts of electric generation capacity and operates and coordinates more than 34,000 miles of electric distribution and transmission lines.

For more information about Westar Energy, visit us on the Internet at http://www.wr.com.

Forward-looking statements: Certain matters discussed in this news release are “forward-looking statements.” The Private Securities Litigation Reform Act of 1995 has established that these statements qualify for safe harbors from liability. Forward-looking statements may include words like we “believe,” “anticipate,” “target,” “expect,” “pro forma,” “estimate,” “intend” or words of similar meaning. Forward-looking statements describe our future plans, objectives, expectations or goals. Although we believe that the expectations and goals reflected in such forward-looking statements are based on reasonable assumptions, all forward-looking statements involve risk and uncertainty. Therefore, actual results could vary materially from what we expect. Please review our Annual Report on Form 10-K, as amended, for the year ended December 31, 2003 for important risk factors that could cause results to differ materially from those in any such forward-looking statements. Any forward-looking statement speaks only as of the date such statement was made, and we do not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement was made except as required by applicable laws or regulations.

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Attachment 1

WESTAR ENERGY, INC.

CONSOLIDATED INCOME STATEMENT

(UNAUDITED)

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	Three Months Ended March 31,
	2004	2003	Change

Sales	$340,263	$345,434	$(5,171)

Fuel and Purchased Power	101,762	89,897	11,865
Depreciation & Amortization	41,927	41,391	536
Operating Expenses (excl. D&A)	139,925	137,394	2,531

Total Operating Expenses	283,614	268,682	14,932

Income from Operations	56,649	76,752	(20,103)

Other Income (Expense)	(700)	12,163	(12,863)
Interest Expense	43,425	59,732	(16,307)
Income Tax Expense	3,733	9,081	(5,348)

Income from Continuing Operations	8,791	20,102	(11,311)

Results of Discontinued Operations, Net of Tax	6,888	103,822	(96,934)

Preferred Dividends	242	227	15

Earnings Available for Common Stock	$15,437	$123,697	$(108,260)

Average common shares outstanding	73,609	72,039

Basic Earnings Per Share	$0.21	$1.72	$(1.51)

Reconciliation of GAAP to Non-GAAP
Earnings Available for Common Stock	$15,437	$123,697

Special Items (After-Tax):
Discontinued Operations	6,888	103,822
Mark to Market Call Option		(1,313)
Investigation/Litigation Expense	(1,068)	(2,172)
RSU Vesting Expense for Former Officers	(2,750)
Gain on Sale of ONEOK Stock		9,214
Gain/(Loss) on Debt Retirement	(93)	(3,530)
Lease Buy-out on Aircraft		(3,574)

Total Special Items	2,977	102,447

Ongoing Earnings	$12,460	$21,250

Basic Ongoing Earnings Per Share	$0.17	$0.29

“Ongoing earnings” is a non-GAAP (generally accepted accounting principles) financial measure that differs from GAAP earnings because it excludes the effect of special items. Westar Energy provides ongoing earnings in addition to GAAP earnings because it believes this measure provides investors with a useful indicator of results comparable between periods because it excludes the effects of special items that may not recur or may occur on an irregular or unpredictable basis. Management uses ongoing earnings to provide a more meaningful view of Westar Energy's fundamental earnings power. This measure is used internally with management and the Board of Directors to evaluate business performance.

Investors should note that this non-GAAP measure involves judgments by management including whether an item is classified as a special item. Ongoing earnings should not be considered an alternative to, or more meaningful than, GAAP earnings. Westar Energy’s ongoing earnings may not be comparable to a similarly titled measure of another company.